UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 31, 2016
_________________________________________________________________
First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road; Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (919) 716-7000

________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

First Citizens BancShares, Inc.'s subsidiary, First-Citizens Bank & Trust Company ("FCB"), consummated its acquisition of Midlothian, Va-based Cordia Bancorp Inc. ("Cordia") and its bank subsidiary, Bank of Virginia effective August 31, 2016. Following the closing, Cordia and Bank of Virginia each was merged into FCB effective September 1, 2016. Pursuant to the terms of the merger agreement, cash consideration of $5.15 was paid by FCB to Cordia's shareholders for each of their shares of Cordia's common stock.

A copy of the press release issued by FCB is attached as Exhibit 99.1 to this Report.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits. The following exhibit accompanies this report.

Exhibit No.	Description

99.1	Copy of press release dated September 1, 2016

Disclosures About Forward Looking Statements
This Press Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of First Citizens Bank and their management about future events. The accuracy of such forward-looking statements could be affected by various factors including, but not limited to, First Citizens Bank's ability to successfully convert and integrate Bank of Virginia's operations and accounts without disruption or loss of customer and employee relationships. Additional factors that could cause actual results to differ materially from those anticipated by forward-looking statements are discussed in First Citizens BancShares’ filings with the SEC, including without limitation their Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10Q and Current Reports on Form 8-K. First Citizens Bank undertakes no obligation to revise or update these statements following the date of this Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

Date:	September 1, 2016	By: /s/ Craig L. Nix
Craig L. Nix
Chief Financial Officer